Exhibit 99.1

KONTOOR BRANDS DECLARES QUARTERLY DIVIDEND

GREENSBORO, N.C. - February 16, 2024 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.50 per share of its common stock. The cash dividend will be payable on March 18, 2024, to shareholders of record at the close of business on March 8, 2024.
About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures, distributes, and licenses superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts

Investors:
Michael Karapetian, (336) 332-4263
Vice President, Corporate Development, Strategy, and Investor Relations
Michael.Karapetian@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

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